CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is entered into this 18th day of April, 2007 by and between CryoPort, Inc. (“The Company”), and Malone & Associates, LLC (“Consultant”).

RECITALS

A. Consultant, through the expenditure of considerable money, time and effort, has created and developed, and is continuing to improve an efficient system for providing his services (The “Services”) to private and public companies.

B. The Company desires to obtain the assistance of Consultant, and Consultant is willing to provide such assistance, with respect to the Services.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties. The Company and Consultant hereby agree as follows:

AGREEMENT

1. Appointment as Consultant/Scope of Services: The Company hereby engages Consultant in connection with the Services. Consultant hereby agrees to perform such consulting services upon the terms and conditions hereinafter set forth.

2. Definition of Consultant: The term "Consultant" as used herein shall be deemed to include the employees and officers of the Consultant utilized in the performance of this Agreement. The obligations, warranties, and representations of the Consultant hereunder are also imposed on employees and officers of Consultant. Consultant shall advise their employees and officers in writing of these obligations, warrants and representations.

3. Term: This Agreement shall be for a period of 6 months commencing as of the date of this agreement. Company agrees that any relationships introduced to the Company Directly or Indirectly through the efforts of the Consultant, shall not be contacted nor any Business Dealings be had without the Consultant being informed. These terms shall last for a period of 3 years.

4. Services of the Consultant: Consultant agrees that during the term of this agreement, unless this agreement is sooner terminated pursuant to its terms, consultant shall perform the Services agreed, herein including more specifically those services described below (a) attached hereto and incorporated herein by reference (collectively “The Services”). The parties agree that the work performed by Consultant will be governed by the general terms and conditions of this agreement, which will be controlling. (b) Consultant agrees to introduce marketing programs, and other resources to the Company for the purpose of advancing the Company in its executive summary and business plan.

5. Compensation: As compensation for Consultant’s services as a consultant pursuant hereto, the Company agrees to pay Consultant a total of 750,000 shares of restricted 144. The first of which is 375,000 due upon signing and the balance is due 90 days there after. The share price of the shares paid as compensation for services rendered shall be valued, per share, at 50% of the closing price on the day of issuance of said shares.

6. Expenses: Consultant shall be responsible for any and all of its expenses incurred in connection with the performance of the services.

7. Relationship of the Parties: Consultant under this agreement is and shall act as an independent contractor, and not an agent, servant or employee of the Company. Nothing in this agreement shall be construed to imply that the Consultant or its agents, servants or employees are officers or employees of the Company. Consultant shall assume full resume full responsibility to and for all of its agents and employees under any federal, state or local laws or regulations regarding employees liability, workers compensation, unemployment insurance, income tax withholding, and authorization for employment as well as any other acts laws, or regulations, of similar import. Consultant hereby acknowledges and agrees that it shall have no authority to enter into any contract or agreement or to bind the Company except as specifically provided herein and that in connection with the performance with the services it shall have no authority to make any representations of any kind.

8. Non-Disclosure Covenant: (a) Consultant covenants and agrees that it will not, at any time during the term of this Agreement or at any time thereafter communicate or disclose at any person, or use for its own account or for the account of any other person, without the prior written consent of The Company, any confidential knowledge or information concerning any trade secret or confidential information concerning the business and affairs of the Company or any of its affiliates acquired by the Consultant during the term of this agreement. Consultant will not deliver reproduce, or in any way allow such information or document s to be delivered by it or any person or entity outside the Consultant without duty authorized specific direction or consent of the Company. (b) Company covenants and agrees that it will not, at any time during the term of the Agreement, or at any time thereafter, communicate or disclose to any person, or use for its own account or for the account of any person, without the prior written consent of the Consultant, any confidential knowledge or information concerning any trade secret or confidential information concerning the business and affair of the Consultant or any of its affiliates acquired by the Company during the term of this agreement, including the names of the investors identified or introduced by Consultant.

9. Representations and Warrants of the Consultant: Consultant hereby represents and warrants as of the date hereof each of the following: (a) Consultant has the power and authority to enter this agreement and to carry out its obligations hereunder. The execution and delivery of this agreement by the Consultant and the consummation by the Company of the transactions contemplated hereby have been duly authorized by Consultant, and no other action on the part of the Consultant is necessary to authorize this agreement and such transaction. (c) The Consultant is not nor has he ever been a Licensed Broker or Broker Dealer.

10. Representations and warranties of the Company: Company hereby represents and warrants as of the date hereof each of the following: (a) The Company has the requisite corporate power and authority to enter into the agreement and to carry out its obligations hereunder. The execution and delivery of this agreement by the Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this agreement and such transaction.

11. Successors and Assigns: The rights and benefits of the direct and indirect successor(s), assignor(s), and transferee(s) of both parties shall have no right to assign, transfer or otherwise dispose of his, hers, its, right, title and interest in and to any part of this Agreement or to assign of delegate the burdens hereof without prior written consent of the other party. Consultant's obligations hereunder shall survive any termination of this Agreement.

12. Notices: Any notice of communication to be given under the terms of this agreement shall be in writing and delivered in person or deposited certified or registered, in the United States mail, postage prepaid, addressed as follows:

If to Consultant:	Malone & Associates, LLC Dr. Art Malone Jr. 409 Calle San Pablo Suite 12 Camarillo, CA 93012 Phone: 805-445-9149 Fax: 805-445-0070

If to Company:	Peter Berry, CEO CryoPort, Inc. 451 Atlas Street Brea, CA 92821 Phone: 714-256-6100 Fax: 714-256-6110

13. Entire Agreement: This agreement constitutes and embodies the full and complete understanding and agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior understandings whether oral or in writing and may not be modified except by writing signed by the Parties hereto.

14. Arbitration: The parties shall resolve any disputes arising hereunder before a panel of three arbitrators selected to pursuant to and run in accordance with the rules of the American Arbitration Association. The arbitration shall be held in Ventura County. Each party shall bear their own attorney’s fees and costs of such arbitration. Disputes under this agreement as well of the terms and conditions of the Agreement shall be governed in accordance with and by the laws of the State of California (without regard its conflicts of law principles). The successful party in the arbitration proceedings shall be entitled to seek an award of reasonable attorney’s fees from the Arbitrators.

15. Effect and Waiver: The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time be deemed a waiver of relinquishment of that right or power for all or any other times.

16. Modifications: Any modifications of this Agreement will be effective only if it is in writing and signed by the party to be charged.

17. No Rights in Third Parties: Nothing herein expressed or implied is intended to or shall be construed to confer upon or give to any person, firm or other entity, other than the parties hereof and their respective successors and assigns or personal representatives, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, This Consultant Agreement has been executed as of the day and year first written below.

The Company:
Date: 4/19/07

Peter Berry, Chief Executive Officer

Consultant:
Date: ________________

Dr. Art Malone Jr., Chairman/President

ATTACHMENT “A”

CONSULTANT SERVICES

Consultant shall provide those services requested by the Company.